EXHIBIT 10.13

                     AMENDMENT NO. 1 TO AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

      Amendment No. 1 to Employment Agreement (Amended and Restated as of November 21, 2001) (the "Amendment"), entered into as of this 31st day of December, 2002, by and between FIND/SVP, Inc., a New York corporation with an address at 625 Avenue of the Americas, New York, New York 10011 (the "Company") and ANDREW P. GARVIN, residing at 401 East 89th Street, New York, New York (the "Employee").

      WHEREAS, the Company and the Employee entered into a certain Employment Agreement (Amended and Restated as of November 21, 2001) (the "Employment Agreement");

      WHEREAS, the Company and the Employee desire to amend and modify certain terms of the Employment Agreement, effective as of December 31, 2002;

      NOW, THEREFORE, in consideration of the promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

      1. The Employment Agreement shall be amended to incorporate the terms set forth herein. Except as expressly amended below, the Employment Agreement and all provisions, terms and conditions set forth therein shall remain in full force and effect. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Employment Agreement.

      2. Section 1.1 of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

            "1.1 The Company  hereby  employs and engages the  Employee to serve
      (A) for the Term hereof, as President of the Company performing the duties set forth in subsection 1.1(a) hereof, together with such related duties and responsibilities that are customary to such position as may be assigned from time to time by the Chief Executive Officer or the Board of Directors of the Company and (B) through December 31, 2003, as the Chief Marketing Officer of the Company performing the duties set forth in subsection 1.1(b) hereof, in each case subject to the supervision of the Chief Executive Officer of the Company.

            (a) PRESIDENT. As President of the Company, Employee shall have the following responsibilities with respect to the Company: (i) act as an advisor to all executives; (ii) assist in brand and image building; (iii) serve on the Company's OMG; (iv) assist the Chief Financial Officer of the Company in connection with the financial

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            health and  productivity  of the  Company's QCS business  unit;  (v)
            assist in the development and solicitation of acquisition prospects and assist with the integration of such prospects upon acquisition;
            (vi) propose and develop  cross-departmental revenue producing ideas
            and  programs;   (vii)   review/oversee   non-standardized   written
            materials,  including published materials,  for consistency prior to
            forwarding   to  clients  and   prospects;   (viii)  assist  in  the
            coordination and development of (A) products sales to existing clients and through the web site of the Company and (B) the Live Answer Desk business; (ix) generally assist in business transitions;
            and  (x)  assist  in  developing  and  executing   partnerships  and
            alliances.

            (b) CHIEF MARKETING OFFICER. As Chief Marketing Officer of the Company, Employee shall have primary responsibility for the marketing department and marketing decisions of the Company, including, without limitation, marketing decisions directly relating to the following subject matters: (i) positioning, branding, trademarking, packaging and distribution of products and services;
            (ii) market segmentation; (iii) advertising, direct marketing, and e-marketing and web site marketing (including approval of content used); (iv) sales support and promotion; (v) public relations, events and event marketing; (vi) client and prospect newsletters and usage stimulation programs and use of content for marketing purposes; (vii) client and prospect database development and management; (viii) participation in alliances, partnerships and value enhancement ideas and programs; (ix) market research with respect to prospects, existing clients and competitors; (x) client feedback programs; and (xi) internal communications with respect to marketing and advertising programs and results.

            For the avoidance of doubt, Employee shall at all times report to, and be subject to the oversight of, the Chief Executive Officer of the Company.

      3.    Article 3 of the Employment Agreement is hereby amended as follows:

      3.1 Section 3.6(a) of the Employment Agreement is amended to add the words "after December 31, 2003" after the word "Company" in the third line.

      3.2   A new section 3.6(f) shall be added as follows:

            "(f) In the event the Employee's employment by the Company is terminated by the Employee voluntarily leaving the employ of the Company, other than pursuant to Section 3.6(b) above, on or

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            before  December 31, 2003, the Employee shall be entitled to receive the compensation provided for in Sections 3.1; 3.3 and the access to a car provided for in Section 3.5 hereof for a nine-month period, and the Employee shall have no obligation to mitigate damages, and shall be entitled to such compensation provided for herein even if Employee is employed elsewhere."

      4. The word "President" in the first sentence of Section 5.1 of the Employment Agreement is hereby deleted and replaced with the words "an Officer."

      5. The Company and Employee agree and understand that the change in the Employee's title, role and responsibilities provided in Section 1.1 above shall not be deemed a material diminution of title, role or responsibilities.

      6. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

      7. This Amendment No. 1 to the Employment Agreement shall be governed and construed on the same basis as the Employment Agreement, as set forth therein.

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      IN WITNESS  WHEREOF,  the parties hereto have duly executed this Agreement as of the date first above written.


                                              FIND/SVP, INC.


                                              By: /s/ DAVID WALKE
                                                  ------------------------------
                                                  Name:  David Walke
                                                  Title: Chief Executive Officer


                                                  /s/ ANDREW P. GARVIN
                                                  ------------------------------
                                                  Andrew P. Garvin

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